UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

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CRYO-CELL INTERNATIONAL, INC.

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TWO LEADING INDEPENDENT PROXY ADVISORY FIRMS,

ISS AND GLASS LEWIS, BOTH RECOMMEND THAT CRYO-CELL SHAREHOLDERS

VOTE “FOR” ALL MANAGEMENT NOMINEES

July 5, 2007

Dear Fellow Cryo-Cell Shareholder:

Cryo-Cell’s Annual Meeting of Shareholders is less than two weeks away. As you make your final determination regarding your very important vote in the election of directors, we strongly urge you to follow the recommendations of the two leading independent proxy advisory firms, Institutional Shareholder Services (ISS) and Glass Lewis & Co. and vote your shares FOR the election of management’s nominees on the WHITE proxy card. Please sign, date and return the company’s WHITE proxy card today, or vote by internet or phone by following the instructions on the enclosed WHITE proxy card.

We are gratified that both ISS and Glass Lewis recommended that Cryo-Cell shareholders vote for all of management’s director nominees at the July 16, 2007 Annual Meeting. ISS and Glass Lewis are widely recognized as the nation’s two leading independent proxy voting and corporate governance advisory firms. Their analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.

TO FOLLOW THE RECOMMENDATIONS OF ISS AND GLASS LEWIS,

VOTE “FOR” MANAGEMENT’S DIRECTOR NOMINEES ON

THE WHITE PROXY CARD TODAY

In recommending that Cryo-Cell shareholders vote FOR the incumbent Cryo-Cell directors over the slate presented by the Portnoy Group, ISS stated that*:

Our review of the stock performance for Cryo-Cell, VIAC [ViaCell] and CBAI [Cord Blood America] since April 2005 (when FDA introduced new regulatory standards) indicates comparable performance. Additionally, Cryo-Cell’s stock price outperformed both its peers over a 2 year period… .

. . .The decline in CCEL’s margins have been in line with that of its peers.

. . . .The dissident . . . did not present any specific, detailed plan for the company. More importantly, the dissident did not have any specific strategic recommendations for the company. As noted above, ISS prefers dissidents seeking board control, to present a detailed plan for the company, which could then be compared with that of the management’s current plan. In this case, the management seems to have a distinct plan, which is to diversify by introducing the new MPSC service. Although it is difficult for ISS to ascertain the future success of management’s strategy, we note the market seems to have responded positively to management’s initiatives. For instance, Cryo-Cell’s stock price is up 21.7% since announcement of its 1Q FY2007 result on April 16, 2007.

ISS Recommendation*:

Further, ISS believes that management’s plans regarding the direction of the company are much more substantive than those presented by the dissident. As such, ISS recommends that shareholders vote FOR the management nominees on the WHITE proxy card.

*	Permission to use quotations was neither sought nor obtained.

In addition to the ISS report, Glass Lewis stated that*:

In our view, the Company has performed well under its current leadership. We note that total revenue has grown considerably since fiscal year 2003. More recently, while SG&A expense as a percentage of sales has increased, the Company’s margin appears in line with that of Viacell Inc., the Company’s primary publicly traded competitor.

In light of Cryo-Cell’s financial performance over the past several years, we believe the Dissidents’ stated recommendations (to dramatically reduce SG&A expenses, redirect marketing resources toward doctors’ offices, consider a share repurchase program, and cut directors’ fees by 50%) do not constitute a substantive plan for improvement. Moreover, we believe that the Portnoy Group’s demand for control of the Company’s board appears out of line to the Dissidents’ ownership of only 13% of the Company’s outstanding common stock. In our view, any dissident shareholder seeking to take over a board should pay a premium for the privilege through a buyout offer to shareholders.

Glass Lewis Recommendation*:

Given these considerations, we recommend that shareholders should support management’s nominees. Accordingly, we recommend that shareholders vote FOR all nominees on the Company’s WHITE proxy card.

We believe that the Portnoy Group has not presented Cryo-Cell shareholders with any good reasons to support its unqualified nominees. Your Board’s nominees are highly qualified directors who will continue to serve the interests of all shareholders.

We urge you to show your support for your Board of Directors by signing, dating and returning the enclosed WHITE proxy card today or by following the instructions for voting by telephone or internet on the enclosed proxy card. Please DO NOT sign or return any gold proxy card sent to you by the Portnoy Group. If you have any questions or need any assistance voting your shares, do not hesitate to contact Georgeson Inc., who is assisting us in this matter, toll free at (888) 605-7511.

We appreciate your continued support.

On behalf of your Board of Directors,

/s/ Mercedes Walton

Mercedes Walton

Chairman & Chief Executive Officer

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YOUR VOTE IS IMPORTANT

1.	To vote FOR your Company’s nominees, you MUST execute a WHITE proxy card.

2.	The Board of Directors urges you to DISCARD any gold proxy cards that you may have received from the Portnoy Group. A “WITHHOLD AUTHORITY” vote on the Portnoy Group’s gold proxy card is NOT a vote for the Board’s nominees.

3.	If you have voted on a gold proxy card but wish to support your Company’s nominees, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided as soon as possible. You can also vote by internet or telephone by following the instructions on the WHITE proxy card.

4.	Remember – ONLY YOUR LATEST DATED PROXY WILL DETERMINE HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING.

5.	If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares FOR your Company’s nominees on the WHITE proxy card.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor.

17 State Street, 10th Floor

New York, NY 10004

Banks and Brokers (212) 440-9800

Shareholders Call Toll Free (888) 605-7511

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INSTITUTIONAL SHAREHOLDER SERVICES, INC. (ISS) RECOMMENDS

THAT CRYO-CELL SHAREHOLDERS VOTE FOR ALL MANAGEMENT NOMINEES

“ISS Believes That Management’s Plans Regarding the Direction of the Company Are Much More

Substantive Than Those Presented By the Dissident”

Oldsmar, Fla. – July 5, 2007 – Cryo-Cell International Inc. (OTC Bulletin Board: CCEL), announced today that Institutional Shareholder Services. Inc. (ISS) one of the nation’s leading independent proxy advisory firms, recommended that Cryo-Cell shareholders vote unanimously FOR all Cryo-Cell nominees on the Company’s WHITE proxy card at the Company’s July 16, 2007 Annual Meeting, citing their independent view that management’s plans for the Company’s future are “much more substantive” than those of the dissident Portnoy group.

“We are gratified that both ISS and Glass Lewis recommend that Cryo-Cell shareholders vote for all of management’s director nominees at the July 16, 2007 Annual Meeting,” said Mercedes Walton, Cryo-Cell’s Chairman and CEO. “ISS and Glass Lewis are widely recognized as the nation’s two leading independent proxy voting and corporate governance advisory firms. Their analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.”

In recommending that Cryo-Cell shareholders vote FOR Cryo-Cell’s incumbent directors and AGAINST the nominees of David Portnoy and his associates, the ISS report states*:

“Our review of the stock performance for Cryo-Cell, VIAC [ViaCell] and CBAI [Cord Blood America] since April 2005 (when FDA introduced new regulatory standards) indicates comparable performance. Additionally, Cryo-Cell’s stock price outperformed both its peers over a 2 year period… .”

. . . .“The decline in CCEL’s margins have been in line with that of its peers. . . .”

“. . .. The dissident . . . did not present any specific, detailed plan for the company. More importantly, the dissident did not have any specific strategic recommendations for the company. As noted above, ISS prefers dissidents seeking board control, to present a detailed plan for the company, which could then be compared with that of the management’s current plan. In this case, the management seems to have a distinct plan, which is to diversify by introducing the new MPSC service. Although it is difficult for ISS to ascertain the future success of management’s strategy, we note the market seems to have responded positively to management’s initiatives. For instance, Cryo-Cell’s stock price is up 21.7% since announcement of its 1Q FY2007 result on April 16, 2007.”

“. . . Further, ISS believes that management’s plans regarding the direction of the company are much more substantive than those presented by the dissident. As such, ISS recommends that shareholders vote FOR the management nominees on the WHITE proxy card.

The Company urges shareholders to vote FOR the Board’s nominees by signing, dating and returning the WHITE proxy card and to discard the gold proxy card of the dissident group. Any shareholders requiring assistance may contact Georgeson Inc., which is providing Cryo-Cell with proxy solicitation services, at (888) 605-7511.

*	Permission to use quotations was neither sought nor obtained.

About Cryo-Cell International, Inc.

Based in Oldsmar, Florida, with over 135,000 clients worldwide, Cryo-Cell is one of the largest and most established family cord blood banks. ISO 9001:2000 certified and accredited by the AABB, Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility. Cryo-Cell is a publicly traded company. OTC Bulletin Board Symbol: CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects” or “expects” as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the uncertainty of market acceptance of any potential service offerings relating to types of stem cells other than cord blood stem cells, given that such new stem cells have not yet been used in human therapies, and treatment applications using such stem cells are subject to further research; the need to complete certain developments, including completion of clinical validation and testing, before any such process can be commercialized, and the Company’s development of its final business and economic model in offering any such service; any adverse effect or limitations caused by recent increases in government regulation of stem cell storage facilities; any increased competition in our business; any decrease or slowdown in the number of people seeking to store umbilical cord blood stem cells or decrease in the number of people paying annual storage fees; any adverse impacts on our revenue or operating margins due to the costs associated with increased growth in our business, including the possibility of unanticipated costs relating to the operation of our new facility; any technological breakthrough or medical breakthrough that would render the Company’s business of stem cell preservation obsolete; any material failure or malfunction in our storage facilities; any natural disaster such as a tornado, other disaster (fire) or act of terrorism that adversely affects stored specimens; the costs associated with defending or prosecuting litigation matters and any material adverse result from such matters; decreases in asset valuations; any continued negative effect from adverse publicity in the past year regarding the Company’s business operations; any negative consequences resulting from deriving, shipping and storing specimens at a second location; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K filed by the Company.